        =================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                                DECEMBER 5, 2000
                ------------------------------------------------
                DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)


                            mPHASE TECHNOLOGIES, INC.
             ------------------------------------------------------
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


             NEW JERSEY                  000-24969              22-2287503
             ----------                  ---------              ----------
  (STATE OR OTHER JURISDICTION OF   (COMMISSION FILE NO.)     (IRS EMPLOYER
           INCORPORATION)                                   IDENTIFICATION NO.)


                  587 CONNECTICUT AVE., NORWALK, CT 06854-0566
               ---------------------------------------------------
               (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES) (ZIP CODE)


               REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE:
                                 (203) 838-2741
               ---------------------------------------------------


                                 NOT APPLICABLE
          ------------------------------------------------------------
          FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

        =================================================================

Item 5.  Other Events

         mPhase Technologies, Inc. has received a series of purchase orders for its POTS Splitter Shelves aggregating in the amount of approximately $2,000,000 from Covad Communications to be utilized in Covad's DSL Network.

         The POTS (Plain Old Telephone Service) Splitter Shelf is a crucial component of all ADSL installations. It resides at each of the telephone companies' central offices and separates data and voice signals, thus eliminating the risk of data frequencies interfering with telephone services and allows DSL and POTS to function simultaneously over the same copper telephone line. The mPhase POTS Splitter Shelf, which is compatible with all DSL equipment regardless of manufacturer, will provide Covad with the highest port density available today, thus saving valuable space at each central office.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.


                                  mPHASE TECHNOLOGIES, INC.
                                        Formerly Tecma Laboratories, Inc


                                  By:  /s/ RONALD A. DURANDO
                                       -----------------------------------
                                       Ronald A. Durando
                                       PRESIDENT, CEO

Dated:    December 5, 2000